SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Level Brands, Inc.
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NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
____________________

TO BE HELD ON MARCH 22, 2018

We will hold the 2018 annual meeting of shareholders of Level Brands, Inc. on Thursday, March 22, 2018 at 4521 Sharon Road, Suite 450, Charlotte, NC 28211 beginning at 1:00 p.m. local time. At the annual meeting you will be asked to vote on the following matters:

•
the election of seven directors;
•
the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm;
•
a non-binding advisory vote on the frequency of an advisory vote on executive compensation;
•
a non-binding advisory vote on executive compensation; and
•
any other business as my properly come before the meeting.

The board of directors has fixed the close of business on January 26, 2018 as the record date for determining the shareholders that are entitled to notice of and to vote at the 2018 annual meeting and any adjournments thereof.

All shareholders are invited to attend the annual meeting in person. Your vote is important regardless of the number of shares you own. Please vote your shares by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

By order of the board of directors
/s/ Martin A. Sumichrast
Charlotte, NC	Martin A. Sumichrast
February 5, 2018	Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 22, 2018: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, are available free of charge on our website www.levelbrands.com and through the SEC’s website (www.sec.gov).

LEVEL BRANDS, INC.

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission on December 26, 2017 (the “2017 10-K”).

Unless the context otherwise indicates, when used in this proxy statement, the terms "Level Brands,” “we,” “us, “our” and similar terms refer to Level Brands, Inc., a North Carolina corporation formerly known as Level Beauty Group, Inc., and our subsidiaries Beauty and Pinups, LLC, a North Carolina limited liability company which we refer to as “Beauty & Pin-Ups”, I | M 1, LLC, a California limited liability company which we refer to as “I’M1”, Encore Endeavor 1 LLC, a California limited liability company which we refer to as “EE1,” and Level H&W, LLC, a newly formed North Carolina limited liability company.

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF SHAREHOLDERS

General Information

The accompanying proxy is solicited by the board of directors of Level Brands, Inc. for use at our 2018 annual meeting of shareholders to be held on Thursday, March 22, 2018 at 1:00 p.m., or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of 2018 annual meeting of shareholders. The date of this proxy statement is February 5, 2018, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our shareholders.

This proxy statement and the accompanying proxy card are being mailed to owners of shares of our common stock in connection with the solicitation of proxies by the board of directors for the 2018 annual meeting of shareholders. This proxy procedure is necessary to permit all common shareholders, many of whom live throughout the United States and are unable to attend the 2018 annual meeting in person, to vote. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

Electronic access. To access our proxy statement and 2017 10-K electronically, please visit our corporate website at www.levelbrands.com. The information which appears on our website is not part of this proxy statement.

Voting securities. Only our common shareholders of record as of the close of business on January 26, 2018, the record date for the 2018 annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 8,028,928 shares of our common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2018 annual meeting. Each holder of record as of that date is entitled to one vote for each share held. In accordance with our bylaws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold 2018 annual meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2018 annual meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker non-votes. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the 2018 annual meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required. Your broker, bank or other nominee does not have discretionary authority to vote on the election of the directors (proposal 1) or the advisory votes on compensation matters (proposals 3 and 4) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. Your broker, bank or other nominee does have discretionary voting authority to vote your shares on the ratification of Cherry Bekaert LLP as our independent registered public accounting firm (proposal 2) even if the broker, bank or other nominee does not receive voting instructions from you. In any event, it is particularly important that you instruct your broker as to how you wish to vote your shares.

Voting of proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a shareholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted by the individuals named on the proxy card as recommended by the board of directors. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivering to our Corporate Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. A shareholder wanting to vote in person at the 2018 annual meeting and holding shares of our common stock in street name must obtain a proxy card from his or her broker and bring that proxy card to the 2018 annual meeting, together with a copy of a brokerage statement reflecting such share ownership as of the record date.

Vote required. The seven nominees receiving the greatest numbers of votes at the meeting, assuming a quorum is present, will be elected to the seven director positions to serve until their terms expire or until their successors have been duly elected and qualified. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Assuming a quorum is present, proposals 2 and 4 must be approved by the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote. Abstentions will be counted in tabulations of the votes cast on each such proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will be excluded from the vote and will have no effect on the outcome. A plurality of votes cast for proposal 3 will be considered the shareholders' preferred frequency for holding a vote on say on pay.

Board of directors recommendations. The board of directors recommends a vote FOR proposals 1, 2 and 4 and a frequency of three years for proposal 3.

Attendance at the meeting. You are invited to attend the annual meeting only if you were a Level Brands shareholder or joint holder as of the close of business on January 26, 2018, the record date, or if you hold a valid proxy for the 2018 annual meeting. In addition, if you are a shareholder of record (owning shares in your own name), your name will be verified against the list of registered shareholders on the record date prior to your being admitted to the annual meeting. If you are not a shareholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the record date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 1:00 p.m. local time. Check-in will begin at 12:30 p.m. local time.

Communications with our board of directors. You may contact any of our directors by writing to them c/o Level Brands, Inc., 4521 Sharon Road, Suite 450, Charlotte, NC 28211. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Level Brands. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by Level Brands that is addressed to the independent members of the board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

Mark S. Elliott
Chief Financial Officer and
Chief Operating Officer
Level Brands, Inc.
4521 Sharon Road
Suite 450
Charlotte, NC 28211
Telephone: (704) 362-6345 (direct)
email:mark@levelbrands.com

PROPOSAL 1

ELECTION OF DIRECTORS

The board, upon recommendation by the Corporate Governance and Nominating Committee, has nominated the following seven individuals for election as directors, each to hold office until the 2019 annual meeting of shareholders or until his successor has been duly elected and qualified. The nominees include our current directors, all of whom are standing for re-election, and a seventh individual also nominated by our board to fill a vacancy created by the expansion of our board.

Name	Age	Positions	Director Since
Martin A. Sumichrast	50	Chairman of the board of directors, Chief Executive Officer and President	2015
Erik Sterling	63	Director	2015
Anthony K. Shriver	52	Director	2015
Seymour G. Siegel	74	Director	2017
Bakari Sellers	32	Director	2017
Gregory C. Morris	56	Director	2017
G. Tyler Runnels	61	Director nominee	-

The following is biographical information for the director nominees:

Martin A. Sumichrast. Mr. Sumichrast has served as a member of the board of directors since April 2015, and has served as our Chief Executive Officer and President since September 2016. Since 2012, Mr. Sumichrast has served as Managing Director of a family office, managing family wealth, which he formed in March 2012 and subsequently incorporated into Washington Capital, LLC in December 2012. Since September 2013 he has been a Managing Member of Stone Street Capital, LLC, a Charlotte, North Carolina-based private investment company. Stone Street Capital, LLC manages specific purpose investment entities, as well as traditional private equity funds. Mr. Sumichrast serves as a Trustee and Chairman of the Nominating and Governance Committees of the Barings Global Short Duration High Yield Fund, Inc. (NYSE: BGH) and the Barings Capital Funds Trust, Inc. From January 2015 until January 2016, he was also a member of the board of directors of Social Reality, Inc. (NADASQ:SRAX) and served as a member of the Audit Committee. From its formation in 2014 until March 1, 2017 he served as Chairman of the board of directors of Kure Corp., a privately-held company which is a related party to our company. We selected Mr. Sumichrast to serve on our board of directors based upon his significant experience both as an investor and advisor, as well as his experience as a member of a board of directors of a listed company.

Erik Sterling. Mr. Sterling has served as a member of our board of directors since April 2015. Mr. Sterling is the founder of Sterling/Winters Company, a brand building, marketing and management firm established 1978 and now a wholly-owned subsidiary of kathy ireland® Worldwide. Today the efforts of Sterling/Winters Company encompass branded merchandise development, licensing and entertainment programming. Mr. Sterling also serves as Vice Chairman and Chief Financial Officer of kathy ireland® Worldwide. Over the past 22 years, the kathy ireland brand has included leading manufacturers of furniture, flooring, lighting, bedding, decorative accessories, wall art, tabletop, window coverings, precious jewelry, watches, sewing patterns, fashion accessories, sportswear, women and girls swimwear, active wear, maternity, intimate apparel, sleepwear, shoes, golf wear, fitness equipment, publishing, made-for-television movies and specials. Mr. Sterling serves on the national board of directors for Project Inform, an HIV/AIDS treatment advocacy group which provides free treatment information to its subscribers, and holds memberships in the American Film Institute, Academy of Television Arts & Sciences and the Hollywood Radio & Television Society. Mr. Sterling currently serves on the Corporate Governance and Nominating Committee of our board of directors. We selected Mr. Sterling to serve on our board of directors because he brings to the board extensive branding and marketing company experience, and brings to the board significant executive leadership and operational experience.

Anthony K. Shriver. Mr. Shriver has been a member of our board of directors since June 2015. Mr. Shriver is the Chairman of Best Buddies® International, a nonprofit 501(c)(3) organization he founded in 1989 which is dedicated to establishing a global volunteer movement that creates opportunities for one-to-one friendships, integrated employment and leadership development for people with intellectual and developmental disabilities (IDD). Best Buddies® International has grown from one original chapter to almost 1,900 middle school, high school, and college chapters worldwide, engaging participants programs in each of the 50 United States, and over 50 countries around the world. Mr. Shriver, who graduated from Georgetown University, has been recognized for his work on behalf of Best Buddies® International with diverse international accolades and honorary degrees. Mr. Shriver currently serves on the Compensation Committee of our board of directors. We selected Mr. Shriver to serve on our board of directors based upon his lifelong commitment to charitable efforts and his dedication to the principles upon which our company seeks to operate.

Seymour G. Siegel. Mr. Siegel has been a member of our board of directors since March 2017. Mr. Siegel, a certified public accountant no longer in practice, has over 35 years of experience in public accounting and SEC regulatory matters and has a strong background in mergers and acquisitions, start-ups, SEC reporting, cost cutting initiatives, profit enhancements and business operations. Since 2014 he has been President of Siegel Rich, Inc., a consulting firm. From April 2000 until July 2014, Mr. Siegel was a principal emeritus at Rothstein Kass & Company, P.C. (now KPMG), an international firm of accountants and consultants. Mr. Siegel was a founder of Siegel Rich & Co., CPAs, which eventually merged with what is now known as WeiserMazars LLP, where he was a senior partner until selling his interest and co-founding a business advisory firm which later became a part of Rothstein Kass. He received his Bachelor of Business Administration from the Baruch School of The City College of New York. He has been a director and officer of numerous business, philanthropic and civic organizations. As a professional director, he has served on the boards of approximately a dozen public companies over the last 25 years. He was previously a member of the board of directors and chairman of the audit committees of Air Industries Group, Inc. (NYSE American: AIRI), root9B Holdings, Inc. (NASDAQ:RTNB), Hauppauge Digital, Inc., Emerging Vision. Inc., Oak Hall Capital Fund, Prime Motor Inns Limited Partnership, and Noise Cancellation Technologies, Inc. Mr. Siegel currently serves as chairman of the Audit Committee of our board of directors and is also a member of the Compensation Committee of our board of directors. We selected Mr. Siegel as a member of our board of directors as a result of his extensive experience in mergers and acquisitions, public companies and boards, financial reporting and business advisory services.

 Bakari Sellers. Mr. Sellers has been a member of our board of directors since March 2017. Mr. Sellers, an attorney, has been a member of the Strom Law Firm, LLC, in Columbia, South Carolina since 2007. Mr. Sellers is a former member of the South Carolina House of Representative, where he represented the 90th District beginning in 2006, making history as the youngest member of the South Carolina state legislature and the youngest African American elected official in the nation. In 2014, he ran as the Democratic nominee for Lt. Governor of South Carolina. He has worked for United States Congressman James Clyburn and former Atlanta Mayor Shirley Franklin. Earning his undergraduate degree from Morehouse College, where he served as student body president, and his law degree from the University of South Carolina, Mr. Sellers has followed in the footsteps of his father, civil rights leader Cleveland Sellers, in his tireless commitment to service taking championing progressive policies to address issues ranging from education and poverty to preventing domestic violence and childhood obesity. He has served as a featured speaker at events for the National Education Association, College Democrats of America National Convention, the 2008 Democratic National Convention and, in 2007, delivered the opening keynote address to the AIPAC Policy Conference in Washington, DC. Mr. Sellers is also a political commentator at CNN. Mr. Sellers currently serves as chairman of the Corporate Governance and Nominating Committee of our board of directors and is also a member of the Audit Committee of our board of directors. We selected Mr. Sellers as a result of his leadership experience, commitment to public policy and legal background.

Gregory C. Morris. Mr. Morris has been a member of our board of directors since March 2017. Mr. Morris has worked in positions involving finance, investments, benefits, risk management, legal and human resources for more than 30 years. Since June 2015 he has served as the Vice President of Human Resources for Healthstat, Inc., a privately held company providing onsite health clinics and workplace wellness programs. Prior to that, from January 2013 until June 2015, he was the Vice President of Administration and Corporate Secretary at Swisher Hygiene (at that time a NASDAQ-listed company), leading the human resources, risk management and legal functions. He was employed by Snyder’s-Lance, Inc. (NASDAQ: LNCE) for 15 years prior to joining Swisher Hygiene, Inc., holding the positions of Vice President-Human Resources and Senior Director – Benefits and Risk Management. At Snyder’s-Lance, Mr. Morris chaired the Business Continuity Plan Steering Committee and was a member of the Corporate Mergers & Acquisitions team. Prior to joining Snyder’s-Lance, he held various positions with Belk Stores, Collins & Aikman and Laporte plc. Mr. Morris also served as a board member for root9B Holdings, Inc. (NASDAQ:RTNB) from 2008 through April, 2017 where he chaired the Compensation Committee and also served on the Audit Committee. Mr. Morris also served as a board member for the Second Harvest Food Bank of Metrolina from 2001 to 2016. Mr. Morris received a Bachelor of Science degree in Accounting from West Virginia University. Mr. Morris currently serves as chairman of the Compensation Committee of our board of directors and is also a member of the Audit Committee and Corporate Governance and Nominating Committee of our board of directors. We selected Mr. Morris as a member of our board of directors as a result of his extensive executive level experience in public companies regarding human resources, accounting, compliance and compensation matters as well as public board experience.

G. Tyler Runnels. Mr. Runnels has been nominated by our board to be elected as a director at the 2018 annual meeting to fill a vacancy created by the expansion of our board. Mr. Runnels has nearly 30 years of investment banking experience including debt and equity financings, private placements, mergers and acquisitions, initial public offerings, bridge financings, and financial restructurings. Since 2003 Mr. Runnels has been the Chairman and Chief Executive Officer of T.R. Winston & Company, LLC, an investment bank and member of FINRA, where he began working in 1990. Mr. Runnels was an early stage investor in our company and T.R. Winston & Company, LLC has served as our exclusive placement agent in several private placements raising early rounds of capital for our company, and was a member of the selling group in our recently completed initial public offering. Mr. Runnels has successfully completed and advised on numerous transactions for clients in a variety of industries, including healthcare, oil and gas, business services, manufacturing, and technology. Mr. Runnels is also responsible for working with high net worth clients seeking to diversify their portfolios to include real estate products through established relationships with real estate brokers, accountants, attorneys, qualified intermediaries and financial advisors. Prior to joining T.R. Winston & Co., LLC, Mr. Runnels held the position of Senior Vice President of Corporate Finance for H.J. Meyers & Company, a regional investment bank. Mr. Runnels is a member of the board of directors of Lilis Energy, Inc. (NYSE American: LLEX) and serves on the Pepperdine University President’s Campaign Cabinet. Mr. Runnels received a B.S. and MBA from Pepperdine University. Mr. Runnels holds FINRA Series 7, 24, 55, 63 and 79 licenses.   We selected Mr. Runnels to serve on our board of directors based upon his significant experience both as an investor and advisor, as well as his experience as a member of a board of directors of a listed company

There are no family relationships between any of the executive officers and directors. The board of directors has determined that each of Messrs. Shriver, Siegel, Sellers, Morris and Runnels will be independent directors within the meaning of Rule 803 of the NYSE American Company Guide.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION
OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP

Cherry Bekaert LLP is the second largest public accounting firm in the south and is in the top 30 nationally. Cherry Bekaert LLP has a significant presence in Charlotte, NC our corporate base of operations, and has strong practice experience not only as it relates to financial audit and reporting but with mergers and acquisitions as well as strategic planning. By selecting Cherry Bekaert LLP as our independent registered public accounting firm, our board of directors believes we are positioned with a firm that has the expertise and capability to support us through our growth.

The Audit Committee has appointed Cherry Bekaert LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2018. We have invited representatives of Cherry Bekaert LLP to attend the 2018 annual meeting. Although shareholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Cherry Bekaert LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in our best interests.

Fees and services

The following table shows the fees that were billed for the audit and other services provided for the fiscal years ended September 30, 2017 and 2016:

	2017	2016

Audit Fees	$151,300	$110,700
Audit-Related Fees	-	-
Tax Fees	9,675	10,100
All Other Fees	97,370	-
Total	$258,345	$120,800

Audit Fees — This category includes the audit of our annual financial statements and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the Securities and Exchange Commission and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items. During fiscal 2017, these fees were related to professional services associated with the initial public offering.

Our board of directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the doard. The audit and tax fees paid to the auditors with respect to the fiscal year ended September 30, 2017 were approved by the Audit Committee of the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
 OF THE APPOINTMENT OF CHERRY BEKAERT LLP.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking the input of our shareholders on the frequency with which we will hold a non-binding advisory vote on the compensation of our named executive officers. In voting on this Proposal 3, shareholders may indicate their preference as to whether the advisory vote on the compensation of our named executive officers should occur:

•
once every three years,
•
once every two years, or
•
once every year.

It is the opinion of the board of directors that the frequency of the shareholder vote on the compensation of our named executive officers should be once every three years. The board views the way it compensates our named executive officers as an essential part of our strategy to maximize our performance. The board believes that a vote every three years will permit us to focus on developing compensation practices that are in the best long-term interests of our company and our shareholders. The board also believes that a more frequent advisory vote may cause us to focus on the short-term impact of our compensation practices to the possible detriment of our long-term performance.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Level Brands, Inc. is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”

The option of one year, two years or three years that receives the highest number of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation that has been approved by shareholders. Although the results of this vote may impact how frequently we hold an advisory vote on executive compensation, this vote is not binding on us. The board of directors may decide, after considering the results of this vote, that it is in the best interests of our shareholders to hold the advisory vote on executive compensation on a different schedule than the option approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” A FREQUENCY OF THREE YEARS.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in the Executive Compensation section beginning on page 14 of this proxy statement.

Our goals for our executive compensation program are to:

•
attract, motivate and retain outstanding individual named executive officers;
•
reward named executive officers for attaining desired levels of revenue, and earnings before income taxes, depreciation and amortization, or EBITDA; and
•
align the financial interests of each named executive officer with the interests of our shareholders to encourage each named executive officer to contribute to our long-term performance and success.

Our board believes that our executive compensation program achieves these goals. For a more detailed description of our financial results for the fiscal year ended September 30, 2017, please see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2017 Form 10-K.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Level Brands, Inc. shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2018 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon us. However, to the extent that a significant percentage of votes are cast against the compensation of our named executive officers, the board of directors will determine whether any actions are necessary to address the concerns reflected in such votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE NON-BINDING RESOLUTION APPROVING EXECUTIVE COMPENSATION.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the 2018 annual meeting. If, however, other matters properly come before the 2018 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under North Carolina law there are no dissenter's rights available to our shareholders in connection with any matter submitted to a vote of our shareholders at the 2018 annual meeting.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Conduct and Business Code of Ethics, which applies to all our directors, officers and employees. To assist in its governance, our board has formed three standing committees composed entirely of independent directors, Audit, Compensation and Corporate Governance and Nominating committees. A discussion of each committee’s function is set forth below. We have implemented a Whistleblower Policy and provide multiple ways in which perceived unethical conduct can be anonymously reported. The Code of Ethics and the Whistleblower Policy are posted on our Internet website at www.levelbrands.com, under the “Investor Relations—Corporate Governance” tab.

Our bylaws, the charters of each board committee, the independent status of a majority of our board of directors, and our Code of Conduct and Business Code of Ethics provide the framework for our corporate governance. Copies of our bylaws, committee charters, Code of Conduct and Business Code of Ethics may be found on our website at www.levelbrands.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of directors

The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman and Chief Executive Officer and our Chief Financial Officer/Chief Operating Officer and by reading the reports and other materials that we send them and by participating in board of directors and committee meetings. Directors are elected for a term of one year. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

Board leadership structure and board’s role in risk oversight

Mr. Martin A. Sumichrast serves as both our Chief Executive Officer and Chairman of our board of directors. Messrs. Shriver, Siegel, Sellers and Morris are each considered an independent director within the meaning of Section 803 of the NYSE American LLC Company Guide. We do not have a “lead” independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management process designed and implemented by management are adequate and functioning as designed. To do this, the chairman of the board meets regularly with management to discuss strategy and the risks facing our company. The Chief Financial Officer attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. The chairman of the board and independent members of the board work together to provide strong, independent oversight of our company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Board committees

The board of directors has standing Audit, Compensation, Compensation and Corporate Governance and Nominating committees. Each committee has a written charter. The charters are available on our website at www.levelbrands.com. All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee Member	Compensation Committee Member	Corporate Governance and Nominating Committee Member
Anthony K. Shriver		✓
Erik Sterling			✓
Seymour G. Siegel	✓*	✓
Bakari Sellers	✓		✓*
Gregory C. Morris	✓	✓*	✓

*
denotes chairperson.

Audit Committee

The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

●
the integrity of our financial statements;
●
our compliance with legal and regulatory requirements; and
●
the qualifications and independence of our independent registered public accountants.

The Audit Committee has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The Audit Committee is also be responsible for performing other related responsibilities set forth in its charter.

The Audit Committee is composed of three directors, Messrs. Siegel, Sellers and Morris, each of whom has been determined by the board of directors to be independent within the meaning of Section 803 of the NYSE American LLC Company Guide. In addition, Mr. Siegel meets the definition of “audit committee financial expert” under applicable SEC rules. The Audit Committee met two times during the fiscal year ended September 30, 2017.

Compensation Committee

The Compensation Committee assists the board in:

●
determining, in executive session at which our chief executive officer is not present, the compensation for our CEO or president, if such person is acting as the CEO;
●
discharging its responsibilities for approving and evaluating our officer compensation plans, policies and programs;
●
reviewing and recommending to the board regarding compensation to be provided to our employees and directors; and
●
administering our equity compensation plan.

The Compensation Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our shareholders. The Compensation Committee is composed of three directors, Messrs. Morris, Shriver and Siegel, each of whom has been determined by the board of directors to be independent within the meaning of Section 803 of the NYSE American LLC Company Guide. The Compensation Committee met one time during the fiscal year ended September 30, 2017.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee:

●
assists the board in selecting nominees for election to the board;
●
monitor the composition of the board;
●
develops and recommends to the board, and annually reviews, a set of effective corporate governance policies and procedures applicable to our company; and
●
regularly review the overall corporate governance of our company and recommends improvements to the board as necessary.

The purpose of the Corporate Governance and Nominating Committee is to assess the performance of the board and to make recommendations to the board from time to time, or whenever it shall be called upon to do so, regarding nominees for the board and to ensure our compliance with appropriate corporate governance policies and procedures. The Corporate Governance and Nominating Committee is composed of three directors, two of whom (Messrs. Sellers and Morris) have been determined by the board of directors to be independent within the meaning of Section 803 of the NYSE American LLC Company Guide. The Corporate Governance and Nominating Committee met one time during the fiscal year ended September 30, 2017.

Shareholder nominations

Shareholders who would like to propose a candidate to serve as a member of our board of directors may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the Corporate Governance and Nominating Committee for appropriate consideration. It is the policy of the Corporate Governance and Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on our board of directors. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the committee does not perceive a need to increase the size of the board of directors. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Corporate Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of Level Brands at our main office:

●
the name and address of the person recommended as a director candidate;
●
all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;
●
the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;
●
as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and
●
a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Code of Ethics and Conduct and Insider Trading Policy

In January 2017 we adopted a Code of Ethics and Conduct which applies to our board of directors, our executive officers and our employees. The Code of Ethics and Conduct outlines the broad principles of ethical business conduct we adopted, covering subject areas such as:

●
conflicts of interest;
●
corporate opportunities;
●
public disclosure reporting;
●
confidentiality;
●
protection of company assets;
●
health and safety;
●
conflicts of interest; and
●
compliance with applicable laws.

A copy of our Code of Ethics and Conduct is available on our website at www.levelbrands.com.

Additionally, all of our directors, officers, employees and consultants are subject to our Insider Trading Policy. Our Insider Trading Policy prohibits the purchase, sale or trade of our securities with the knowledge of material nonpublic information. In addition, our Insider Trading Policy prohibits our employees, officers, directors, and consultants from trading on a short-term basis, engaging in a short sale of our securities, engaging in transactions in puts, call or other derivatives tied to our securities, engaging in hedging transactions, holding any of our securities in a margin account or otherwise pledging our securities as collateral for a loan. Any transactions by our directors, officers, employees and consultants must be first pre-cleared by our Chief Executive Officer or our Chief Financial Officer in an effort to assist these individuals from inadvertently violating our Insider Trading Policy. Our Insider Trading Policy also fixes certain quarterly and event specific blackout periods.

Compensation of directors

Prior to December 2016, none of our directors received compensation for services performed as directors. In December 2016, the board of directors adopted a formal compensation plan for our independent directors which was amended by the board in January 2017. Currently, our board compensation plan effective for non-management directors includes:

●
annual retainer of $10,000 upon joining the board for the first time, paid with the issuance of stock;
●
annual retainer for committee chairpersons as follows: $15,000 for the Audit Committee Chairman; $5,000 for the Compensation Committee Chairman; and $2,500 for the Corporate Governance and Nominating Committee Chairman;
●
annual retainer for committee members as follows: $6,000 for service on the Audit Committee; $2,000 for service on the Compensation Committee; and $1,000 for service on the Corporate Governance and Nominating Committee; and
●
$1,500 for each scheduled board meeting attended.

In addition board members are reimbursed for out-of-pocket expenses related to participation in board and committee meetings.

The following table provides information concerning the compensation paid to our independent directors for their services as members of our board of directors for the fiscal year ended September 30, 2017. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Erik Sterling	5,500	34,000	-	-	-	-	39,500
Anthony K. Shriver	2,000	34,000	-	-	-	-	36,000
Seymour G. Siegel	21,500	10,000	-	-	-	-	31,500
Bakari Sellers	11,500	10,000	-	-	-	-	21,500
Gregory C. Morris	16,500	10,000	-	-	-	-	26,500

Audit Committee Report

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the board of directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

With respect to the fiscal year ended September 30, 2017, in addition to its other work, the Audit Committee:

●
reviewed and discussed with management and Cherry Bekaert LLP , our independent registered public accounting firm, our audited consolidated financial statements as of September 30, 2017 and the fiscal year then ended;
●
discussed with Cherry Bekaert LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and
●
received from Cherry Bekaert LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Cherry Bekaert LLP, its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the board of directors include the audited consolidated financial statements in the 2017 10-K for filing with the SEC.

Dated December 21, 2017	Audit Committee of the board of directors of Level Brands, Inc.

/s/ Seymour G. Siegel, Chairman
/s/ Bakari Sellers
/s/ Gregory C. Morris

Compliance with Section 16(a) of the Exchange Act

We were not subject to the reporting obligations of Section 12(b) of the Securities Exchange Act of 1934, as amended, at September 30, 2017.

EXECUTIVE COMPENSATION

Executive officers

Name	Positions
Martin A. Sumichrast	Chairman of the Board, Chief Executive Officer and President
Mark S. Elliott	Chief Financial Officer and Chief Operating Officer

Executive officers of our company are appointed by the board of directors and serve at the pleasure of the board.

Martin A. Sumichrast. For information regarding Mr. Sumichrast, please see Proposal 1 which appears earlier in this proxy statement.

Mark S. Elliott. Mr. Elliott has been our Chief Financial Officer since October 2016 and our Chief Operating Officer since January 2017. He has over 30 years of business experience spanning the financial, retail, consulting and government sectors and includes time at Fortune 500 and regional firms. Mr. Elliott began his career in the technology arena and worked with such Fortune 500 companies as JCPenney and First Union National Bank within their corporate headquarters. Mr. Elliott moved into the consulting arena as a regional technology specialist and eventually moved into senior management as a Director for Contract Data Services (acquired by Inacom Information Systems). This position involved all aspects of the business including staff management, business development, strategy, and managing the profitability of multiple divisions. Mr. Elliott was a founder and partner of Premier Alliance Group (now named root9B Holdings, Inc.) ( NASDAQ:RTNB) and was the Chairman and CEO of the company from 2004 to 2013 where he oversaw the strategic direction and operation of the company. He directed the transformation of the company to a public market company and successfully oversaw and integrated six merger and acquisition transactions that strategically positioned the company. Mr. Elliott has had compliance, financial reporting, and strategic responsibilities within the company (serving as the CFO also from 2004 to 2010 and as the Chief Administrative Officer of the company from 2014 to 2015). Mr. Elliott is also an independent advisor for Malidan Capital Group a firm specializing in business restructuring and turn around management consulting. Mr. Elliott received a Bachelor of Science degree with a concentration in Computer Science and Management from Marshall University.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

•	all individuals serving as our principal executive officer or acting in a similar capacity during the fiscal year ended September 30, 2017;
•	our two most highly compensated named executive officers at September 30, 2017 whose annual compensation exceeded $100,000; and
•
up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at September 30, 2017.

The value attributable to any option awards is computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 10 of the notes to our consolidated financial statements for the fiscal year ended September 30, 2017 appearing in our 2017 10-K.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)

Martin A. Sumichrast	2017	90,000	0	102,000	0	0	0	0	192,000
Chief Executive Officer	2016	0	0	0	0	0	0	0	0

Mark S. Elliott	2017	90,000	0	0	28,669	0	0	18,000	136,669
Chief Financial Officer and Chief Operating Officer	2016	0	0	0	0	0	0	0	0
———————
(1)
Mr. Sumichrast has served as our Chief Executive Officer since September 2016 and a member of our board of directors since inception. He initially served without compensation. In October 2016 the board of directors awarded him a restricted stock grant of 150,000 shares of our common stock valued at $127,500 as incentive compensation for his continued service to our company which vested on January 1, 2018. In January 2017 we entered into an employment agreement with Mr. Sumichrast which is described below. The amount of compensation paid to Mr. Sumichrast excludes amounts paid to Stone Street Partners, LLP. See “Certain Relationships and Related Party Transactions” appearing later in this proxy statement.

(2)
On October 1, 2016 we entered into a letter agreement with Mr. Elliott under which we engaged him to serve as our Chief Financial Officer. Under the terms of the agreement, we paid him initial base monthly compensation of $6,000. The agreement further provided that on January 1, 2017 we would issue him 20,000 shares of our common stock valued at $17,000; and grant him option to purchase an additional 100,000 shares of our common stock with an exercise price of $7.50 per share which vested on January 1, 2018. In January 2017 we entered into an employment agreement with Mr. Elliott which is described below. In May 2017, the board of directors awarded him options to purchase 100,000 shares of our common stock valued at $21,500, of which options to purchase 50,000 shares vested immediately and options to purchase the remaining 50,000 shares vested in January 2018.

Employment agreements

In January 2017 we entered into employment agreements with each of Mr. Sumichrast and Mr. Elliott, the terms of which are substantially similar, including:

●
the term of each agreement is for one year and it may be extended for additional one year periods at our option upon 60 days’ notice;

●
the executive is entitled to an annual base salary of $120,000. The agreement initially provided that the compensation due Mr. Sumichrast is would accrue until the completion of our initial public offering, after which time all accrued compensation was to be paid to him. In April 2017 the employment agreement with Mr. Sumichrast was amended to provide that we begin paying Mr. Sumichrast his compensation on a current basis;

●
the executive is entitled to a discretion bonus as determined by our board of directors;

●
the executive is entitled to participate in all benefit programs we offer our employees, and such amount of paid vacation as is consistent with his position and length of service to us;

●
the agreement will terminate upon his death or disability, and may be terminated by us with or without cause, subject to cure periods, or by the executive at his discretion. The executive is not entitled to any severance or similar benefits upon a termination of the agreement; and

●
the agreement contains customary non-compete, confidentiality and indemnification provisions.

We are presently negotiating the terms of new employment agreements with each of Messrs. Sumichrast and Elliott who continue to provide services to us under the agreements which expired in January 2018. Pending the finalization of the agreement with Mr. Sumichrast, in January 2018, we made the following compensation changes with Mr. Sumichrast:

●
annual base salary of $270,000 effective January 1, 2018; and

●
a discretionary bonus award of $240,000 was set based on the prior year accomplishments.

In addition, pending the finalization of the agreement with Mr. Elliott, in January 2018, we made the following compensation changes with Mr. Elliott:

●
annual base salary of $180,000 effective January 1, 2018; and

●
a discretionary bonus award of $100,000 was set based on the prior year accomplishments.

Outstanding equity awards at year end

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2017.

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Martin A. Sumichrast	-	-	-	-	-	150,000	592,500	-	-

Mark S. Elliott	50,000	50,000	-	4.00	5/1/24	-	-	-	-
	-	100,000	-	7.50	1/1/23	-	-	-	-

Our equity compensation plans

Information regarding the material terms of our equity compensation plans is contained in Note 11 to the notes to the audited consolidated financial statements appearing in the 2017 10-K.

PRINCIPAL SHAREHOLDERS

At January 26, 2018, we had 8,028,928 shares of our common stock issued and outstanding. The following table sets forth information known to us as of January 26, 2018 relating to the beneficial ownership of shares of our common stock by:

●
each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●
each director and nominee;
●
each named executive officer; and
●
all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 4521 Sharon Road, Suite 450, Charlotte, NC 28211. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of our common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from January 26, 2018, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class

Martin A. Sumichrast (1)(5)	746,434	9.3%
Mark S. Elliott (2)(5)	231,680	2.8%
Erik Sterling (3)(5)	1,072,667	13.4%
Anthony K. Shriver (4)(5)	127,500	1.6%
Seymour G. Siegel (5)	2,531	*
Bakari Sellers (5)	2,531	*
Gregory C. Morris (5)	2,531	*
All officers and directors as a group (seven persons) (1)(2)(3)(4)(5)	1,985,874	24.1%
Jason Winters (5)(6)	1,032,667	12.9%
The Runnels Family Trust (7)	600,000	7.5%

*
Less than 1%

(1)	The number of shares of our common stock owned by Mr. Sumichrast includes:

	•	325,834 shares owned of record by Stone Street Partners, LLC; and

	•	270,600 shares owned of record by Washington Capital, LLC.

Mr. Sumichrast in his position at Stone Street Partners, LLC has the right to direct the vote and disposition of securities owned by Stone Street Partners, LLC. Mr. Sumichrast has voting and dispositive control over securities owned by Washington Capital LLC. Mr. Sumichrast disclaims beneficial ownership of the securities held of record by each of these entities except to the extent of his pecuniary interest therein.

(2)	The number of shares of our common stock beneficially owned by Mr. Elliott includes:

	•	1,680 shares held of record by his spouse's retirement account; and

	•	200,000 shares underlying vested stock options.

(3)	The number of shares of our common stock beneficially owned by Mr. Sterling includes:

	•	166,667 shares owned of record by the Sterling Winters Living Trust u/t/d/ December 10, 1993 (the "Trust");

	•	583,000 shares owned of record by IM1 Holdings, LLC, a California limited liability company ("IM1 Holdings"); and

	•	283,000 shares owned of record by EE1 Holdings, LLC, a California limited liability company ("EE1 Holdings").

Mr. Sterling and Mr. Jason Winters are co-Trustees of the Trust and have shared voting and dispositive control over securities held by the Trust. The Trust is the manager and a member of each of IM1 Holdings and EE1 Holdings and as manager has voting and dispositive control over securities held of record by IM1 Holdings and EE1 Holdings. Mr. Sterling disclaims beneficial ownership of the securities held of record by the Trust, IM1 Holdings and EE1 Holdings except to the extent of his pecuniary interest therein. See footnote 6.

(4)
The number of shares of our common stock beneficially owned by Mr. Shriver includes 50,000 shares held of record by Best Buddies® International. Mr. Shriver has voting and dispositive control over securities held of record by Best Buddies® International. He disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(5)
In connection with our initial public offering which closed in November 2017, our officers and directors and their affiliated entities entered into lock-up agreements with Joseph Gunnar & Co., LLC, the sole book running manager for the offering (the "Representative"), pursuant to which they each agreed until October 27, 2018 (the "Lock-Up Period"), without the prior written consent of the Representative, to not: (i) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares, whether now owned or hereafter acquired by the them or with respect to which they have or hereafter acquire the power of disposition (collectively, the “Lock-Up Securities”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, during the Lock-Up Period the holder may transfer Lock-Up Securities without the prior written consent of the Representative in connection with: (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, is required or voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (which includes any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the holder, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer does not involve a disposition for value; (ii) each transferee signs and delivers to the Representative a lock-up agreement substantially in the form of the original lock-up agreement; and (iii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, is required or voluntarily made.

(6)	Mr. Winters is co-Trustee of the Trust. The number of shares of our common stock beneficially owned by Mr. Winters includes:

	•	166,667 shares owned of record by the Trust;

	•	583,000 shares owned of record by IM1 Holdings; and

	•	283,000 shares owned of record by EE1 Holdings.

Mr. Winters disclaims beneficial ownership of the securities held of record by the Trust, IM1 Holdings and EE1 Holdings except to the extent of his pecuniary interest therein. Mr. Winters address is 39 Princeton Drive, Rancho Mirage, CA 92270. See footnote 3.

(7)
Mr. Runnels, a director nominee, is co-Trustee of The Runnels Family Trust. Mr. Runnels disclaims beneficial ownership of the securities held of record by The Runnels Family Trust except to the extent of his pecuniary interest therein. Mr. Runnels' address is 2049 Century Park East, Suite 320, Los Angeles, CA 90067.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of September 30, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Plans approved by our shareholders:
2015 Equity Compensation Plan	333,300	5.83	903,816
Plans not approved by shareholders	-	-	-

Please see Note 11 of the notes to our audited consolidated financial statements appearing in our 2017 10-K for more information on our 2015 Equity Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee will review any transaction in which we or any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, is, was or is proposed to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year-end for our last two completed fiscal years. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by the Audit Committee of our board of directors.

Since our inception in March 2015 we have engaged in the following transactions with our directors, executive officers, and owners of 10% or more of our common stock. A number of these transactions related to loans providing working capital to us or transactions involving the provision of management advisory services while in our early stage of development. The following transactions are in addition to compensatory issuances to our directors and executive officers which are described earlier in this proxy statement. Set forth below are all related party transactions with our directors, executive officers and 10% or greater shareholders since inception:

Transactions with affiliates of Mr. Sumichrast

●
in March 2015 we borrowed $150,000 from Stone Street Partners, LLC, an affiliate of Mr. Sumichrast, under the terms of a promissory note. We used these proceeds for general working capital. In April 2015 we entered into a conversion agreement with Stone Street Partners, LLC under which this note, plus an additional $850,000 lent to us, was converted into 1,000,000 shares of our common stock;

●
in April 2015, we entered into an advisory services agreement with Stone Street Partners, LLC pursuant to which it agreed to provide us certain management services for a monthly fee of $10,000, payable at the earlier of such time as we had sufficient capital to satisfy this obligation or upon the closing of an offering resulting in gross proceeds to us of at least $5 million. In October 2016 we entered into a termination agreement of this advisory services agreement under which we paid Stone Street Partners, LLC $50,000 and issued it 36,000 shares of our common stock, valued at $270,000, in full satisfaction of all obligations. In addition, we issued 40,000 shares of our common stock for additional consulting services which were outside the original scope of service, which were valued at $300,000;

●
in August 2015, we entered into a revolving line of credit for up to $1 million with LBGLOC LLC. Stone Street Partners Opportunity Fund II, LLC, a former affiliate of Mr. Sumichrast, was a member of LBGLOC LLC at the time we entered into the revolving credit facility. Amounts drawn by us under the credit line bore interest at 10% per annum and we granted LBGLOC LLC a security interest in our assets to secure our obligations under this credit line. Stone Street Partners Opportunity Fund II, LLC provided $300,000 under this credit line which were used for inventory related expense. In November 2015 the fund exited the line of credit and we repaid the principal with interest of $8,750.  In June 2017 the lender converted $879,380 due under the line of credit, representing outstanding principal and accrued but unpaid interest, into 222,627 shares of our common stock at a conversion price of $3.95 per share in full satisfaction of these obligations. Upon this conversion, the security interest we had previously granted in our assets was released;

●
from time to time Stone Street Partners, LLC advanced funds to us for working capital under the terms of a promissory note dated July 20, 2016. Between July 2016 and August 2016 we borrowed $303,966 under this note. Between September 2016 and December 2016 we repaid the advances together with interest in the amount of $3,352;

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in March 2017 I'M1 entered into a consulting agreement and a license agreement with Kure Corp. Mr. Sumichrast served as Chairman of the Board of Kure Corp. from its formation in 2014 until March 1, 2017 and he currently beneficially owns approximately 9% of Kure Corp. We sub-lease offices for our Beauty & Pin-Ups subsidiary from a subsidiary of Kure Corp.;

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in July 2017 we sold Stone Street Partners, LLC the 65 shares of NuGene International, Inc.'s Series B Convertible Preferred Stock which was issued to us as partial compensation under the terms of the consulting agreement between NuGene International, Inc. and I'M1 for $475,000. At closing, Stone Street Partners, LLC tendered $200,000 in cash to us together with a $275,000 principal amount 3% promissory note due July 31, 2018. To secure the payment of this note, 38 of these shares were deposited into escrow with our counsel. Upon the payment of the note, the shares will be released to Stone Street Partners, LLC. If the note is not timely paid, the shares will be returned to us by the escrow agent;

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in December 2017, we entered into a service agreement with Kure Corp. to facilitate the “Vape Pod” transaction with the modular building systems vendor, SG Blocks, Inc., which is also a client of our company. Under the terms of this agreement we also agreed to facilitate the introduction to third parties in connection with Kure Corp.'s initiative to establish Vape Pod's at U.S. military base retail locations and advising and aid in site selection for Kure Corp. retail stores on military bases and adjoining convenience stores, gas stations, and other similar retail properties utilizing Kure Corp.'s retail Vape Pod concept, among other services. As compensation for this recent agreement, we were issued 400,000 shares of Kure Corp.'s common stock which was valued at $200,000;

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in December 2017 we also entered into a Revolving Line of Credit Loan Agreement with Kure Corp., pursuant to which we agreed to lend Kure Corp. up to $500,000 to be used for the purchase of prefabricated intermodal container building systems. This credit line was provided in connection with Kure Corp.'s recent Master Purchase Agreement with SG Blocks, Inc. for the purchase of 100 repurposed shipping containers for its Kure Vape Pod™ initiative. Under the terms of the Revolving Line of Credit Loan Agreement, Kure Corp. issued us a $500,000 principal amount secured promissory note, which bears interest at 8% per annum, and which matures on the earlier of one year from the issuance date or when Kure Corp. receives gross proceeds of at least $2,000,000 from the sale of its equity securities. As collateral for the repayment of the loan, pursuant to a Security Agreement we were granted a first position security interest in Kure Corp.'s inventory, accounts and accounts receivable; and

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in December 21, 2017, we entered into a sublease agreement with Kure Corp. for office space for our Beauty & Pin-Ups subsidiary. The lease is for six months initially and then changes to a month to month lease at that point. The space includes office and warehouse space and will cost $3,000 per month.

Transactions with affiliates of Mr. Sterling

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in April 2015, we sold kathy ireland® Worldwide, an affiliate of Mr. Sterling, a five-year warrant to purchase 500,000 shares of our common stock at an exercise price of $1.25 per share for $25,000. Subsequent to this transaction, kathy ireland® Worldwide transferred a portion of the warrant to a third-party. These warrants were exercised on a cashless basis in March 2016;

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in April 2015, we also entered into a management services agreement with kathy ireland® Worldwide pursuant to which it agreed to provide management certain creative and marketing services. As compensation, we paid kathy ireland® Worldwide $100,000 upon the execution of the agreement and agreed to pay it a deferred monthly fee of $10,000, to the extent kathy ireland® Worldwide was providing services to us, an annual fee of 10% of the gross margins of our company after the first $10 million in revenues; and a $750,000 royalty fee. In October 2016 we entered into a termination of management services agreement with kathy ireland® Worldwide under which the management services agreement was terminated upon the payment to it of $50,000;

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in February 2017, we entered into a master advisory and consulting agreement with kathy ireland® Worldwide, as amended in September 2017, pursuant to which we have engaged the company to provide non-exclusive strategic advisory services to us under a term expiring in February 2025. As compensation under the agreement we agreed to pay kathy ireland® Worldwide a nominal monthly fee. We are also responsible for the payment of expenses incurred by Ms. Ireland or kathy ireland® Worldwide in providing these services to us. In September 2017, we entered into an amendment to the agreement, under which the parties also granted each other certain rights for opportunities introduced by one party to the other, including rights of first refusal and the payment of referral fees;

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in February 2017 EE1 arranged, coordinated and booked for Sandbox LLC its first travel related event, arranging for travel and concierge related services. Under the terms of the oral agreement, EE1 was paid $68,550 for its services. Mr. Sterling is a minority owner of Sandbox LLC and Sandbox LLC has a prior business relationship with kathy ireland® Worldwide;

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in September 2017, we entered into a license agreement with kathy ireland® Worldwide under which it granted us a non-transferrable license to use the kathy ireland® trademark, as well as Ms. Ireland's likeness, videos, photographs and other visual representations in connection with our initial public offering, including the associated road shows, subject to its prior approval. Under the terms of the agreement, which expired on October 31, 2017, we agreed to pay kathy ireland® Worldwide $100,000;

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in September 2017, we also entered into a wholesale license agreement with kathy ireland® Worldwide under which we were granted an exclusive, royalty free right to license, assign and use the kathy ireland® Health & Wellness™ trademark, and all trade names, trademarks and service marks related to the intellectual property including any derivatives or modifications, goodwill associated with this intellectual property when used in conjunction with health and wellness as well as Ms. Ireland's likeness, videos, photographs and other visual representations connected with kathy ireland® Health & Wellness™. As compensation under this agreement, we agreed to pay kathy ireland® Worldwide a marketing fee of $840,000, of which $480,000 has been paid and the balance is payable in equal annual installments beginning January 1, 2019, subject to acceleration. Under the terms of this agreement, we also agreed to pay kathy ireland® Worldwide a royalty of 33 1/3% of our net proceeds under any sublicense agreements we may enter into for this intellectual property;

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in September 2017 EE1 arranged, coordinated and booked for Sandbox LLC a travel related event, arranging for travel and concierge related services. Under the terms of the oral agreement, EE1 was paid $64,475 for its services, which were recorded as consulting/advisory revenue. EE1 engaged Sterling Winters Company, an affiliate of Mr. Sterling, to assist with this service and incurred a cost of sales for that service of $35,421 which was recorded as of September 30, 2017; and

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in September 2017 EE1 created a marketing campaign for a customer and worked through their approved vendor, Sandbox LLC, to deliver services. Under the terms of the oral agreement, EE1 was paid $550,000 for its services from Sandbox. At September 30, 2017, this entire amount was recorded in accounts receivable related party. EE1 engaged Sterling Winters Company to assist with this campaign and incurred accrued expenses of $250,000 as of September 30, 2017.

Transactions with affiliates of Mr. Shriver

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in January 2016 Beauty & Pin-Up's entered into a charitable agreement, as amended, with Best Buddies® International pursuant we issued 30,000 shares of our common stock valued at $225,000 as a charitable contribution. Under the terms of this agreement which expires in December 2021 we agreed to recognize Best Buddies® International as Beauty & Pin-Up's official charity partner and include its logo on our products.  The agreement also provides that we make a mandatory annual charitable cash contribution to Best Buddies® International of ½ of 1% of Beauty & Pin-Up's annual net sales (after discounts and returns) for all sales of Beauty & Pin-Up's branded products up to $10 million, which increases to 1% of annual net sales in excess of $10 million. These cash contributions totaled $10,157 in the fiscal year ended September 30, 2016 and $4,726 in the fiscal year ended September 30, 2017;

●	in October 2016 we issued Best Buddies® International an additional 20,000 shares of our common stock valued at $17,000 as a charitable contribution; and

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in August 2017 EE1 entered into a representation agreement with Romero Britto and Britto Central, Inc. Alina Shriver, Mr. Shriver's wife, is President of Britto Licensing, an affiliate of the licensor. She also serves as Vice President of Art and Merchandise of Best Buddies® International.

Transactions with affiliates of G. Tyler Runnels, principal shareholder and director nominee.

●	in April 2015, we sold Mr. Runnels 500,000 shares of our common stock in a private transaction at a purchase price of $1.00 per share;

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in June 2015, we engaged T.R. Winston & Co., LLC, a broker-dealer and member of FINRA that is an affiliate of Mr. Runnels, to serve as our exclusive placement agent in a private placement of our securities which resulted in gross proceeds to us of $1,000,000. In this offering, we paid T.R. Winston & Co., LLC cash commissions of $60,000 and issued its affiliates five year placement agent warrants to purchase 50,000 shares of our common stock at an exercise price of $2.75 per share, which are exercisable on a cashless basis;

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in December 2015, we engaged T.R Winston & Co., LLC to serve as our exclusive placement agent in a private placement of our securities which resulted in gross proceeds to us of $2,150,000 in February 2016. In this offering, we paid T.R. Winston & Co., LLC cash commissions of $150,500 and issued its affiliates four year placement agent warrants to purchase 20,067 shares of our common stock at an exercise price of $8.75 per share, which are exercisable on a cashless basis. In February 2016 we reduced the exercise price of these warrants to $5.00 per share. These warrants and the warrants associated with the June 2015 placement were exercised on a cashless basis in October 2016; and

●	in November 2017 T.R. Winston & Co., LLC was a member of the selling group in our initial public offering. For its services, it received sales commissions of approximately $144,000.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this proxy statement, we had not received notice of any shareholder proposals for the 2018 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2019 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Level Brands, Inc.
Attention: Corporate Secretary
4521 Sharon Road, Suite 450
Charlotte, NC 28211

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to shareholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, shareholder proposals intended to be presented at the 2019 annual meeting must be received by us at our principal executive office no later than November 22, 2018 in order to be eligible for inclusion in our 2019 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the board’s Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Level Brands, Inc. at our principal executive offices at 4521 Sharon Road, Suite 450, Charlotte, NC 28211 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2017 10-K with the SEC. Shareholders may obtain, free of charge, a copy of the 2017 10-K by writing to us at 4521 Sharon Road, Suite 450, Charlotte, NC 28211, Attention: Corporate Secretary, or from our website, www.levelbrands.com.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Level Brands, Inc., Attention: Corporate Secretary, 4521 Sharon Road, Suite 450, Charlotte, NC 28211.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Level Brands, Inc., 4521 Sharon Road, Suite 450, Charlotte, NC 28211. Please note that additional information can be obtained from our website at www.levelbrands.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS
By:	By: /s/ Martin A. Sumichrast
Martin A. Sumichrast,
Chairman and Chief Executive Officer
Charlotte, NC 28211
February 5, 2018